CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 21, 2016, relating to the financial statements and financial highlights which appear in the October 31, 2016 Annual Reports to Shareholders of JPMorgan Diversified Alternatives ETF, JPMorgan Diversified Return Emerging Markets Equity ETF, JPMorgan Diversified Return Europe Currency Hedged ETF, JPMorgan Diversified Return Europe Equity ETF, JPMorgan Diversified Return Global Equity ETF, JPMorgan Diversified Return International Currency Hedged ETF, JPMorgan Diversified Return International Equity ETF, JPMorgan Diversified Return U.S. Equity ETF, and JPMorgan Diversified Return U.S. Mid Cap Equity ETF (each a separate fund of J.P. Morgan Exchange-Traded Fund Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 1, 2017